UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 8, 2013

H&R BLOCK, INC.

(Exact name of registrant as specified in charter)

Missouri	1-6089	44-0607856
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One H&R Block Way, Kansas City, MO 64105

(Address of Principal Executive Offices) (Zip Code)

(816) 854-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed in the Quarterly Report on Form 10-Q filed by H&R Block, Inc. (the “Company”) on March 7, 2012 (the “Form 10-Q”), the Board of Directors of the Company has approved a form of indemnification agreement (the “Indemnification Agreement”) to be entered into by the Company and certain directors and officers of the Company or its subsidiaries (each, an “Indemnitee”). On November 8, 2013, the Board of Directors of the Company authorized the Company to enter into the form of Indemnification Agreement with the following additional Indemnitees:

Joel L. Campbell, Vice President and Treasurer

Kathryn M. Collins, Chief Marketing Officer

Gregory M. Quarles, President, Financial Services

The description of the Indemnification Agreement as set forth in the Form 10-Q, and a copy of the Indemnification Agreement filed as Exhibit 10.2 to the Form 10-Q, are incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On November 8, 2013, the Board of Directors of the Company, upon recommendation of the Company’s Compensation Committee, approved certain amendments to the Company’s Executive Severance Plan. The material changes to such plan, adopted in amended and restated form (as amended and restated, the “Plan”), are:

•	Revisions to certain definitions and provisions to be consistent with the terms of award agreements under the Company’s 2013 Long Term Incentive Plan, as previously disclosed on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 21, 2013, including to (i) exclude a divestiture of H&R Block Bank FSB (in whole or in part) from the definition of Change in Control (as defined in the Plan) and (ii) provide that benefits may be received if certain events occur within 75 days immediately preceding or 18 months immediately following a Change in Control under the definitions of Good Reason Termination and Change in Control Termination (each as defined in the Plan);

•	Revisions to provide that the Board of Directors or the Company’s Compensation Committee may, in its sole discretion, determine the specified percentage related to the severance enhancement component of the Plan for each Plan participant from time to time. As of the date hereof, the specified percentages for the Company’s named executive officers participating under the Plan (excluding Mr. Cobb who participates in the Plan only if and to the extent that the benefits relating to equity awards thereunder exceed those contained in his employment agreement) range from 50% to 80%;

•	Revisions to delegate certain administrative duties to the Company’s Compensation Committee and provide the Compensation Committee with the authority to subdelegate certain duties to the Company’s executive officers;

•	Revisions to provide that the Plan does not apply to any equity award granted under the Company’s 2013 Long Term Incentive Plan, or any successor plan, on or after March 5, 2013;

•	Revisions to clarify that a participant’s death or disability will not result in a Qualifying Termination (as defined in the Plan); and

•	Revisions relating to compliance with recent guidance and best practices under Section 409A of the Internal Revenue Code of 1986, as amended.

The other material terms of the Plan, a description of which is contained in the Company’s Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on July 29, 2013 (the “Proxy Statement”), remain unchanged.

The summaries of the Plan set forth above and in the Proxy Statement are qualified in their entirety by reference to the full text of the Plan, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	H&R Block, Inc. Executive Severance Plan (amended and restated effective November 8, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date: November 8, 2013	By:	/s/ Scott W. Andreasen
Scott W. Andreasen
Vice President and Secretary

EXHIBIT INDEX

10.1	H&R Block, Inc. Executive Severance Plan (amended and restated effective November 8, 2013).